Exhibit 10.1

Amendment No. 2

CROWN HOLDINGS, INC.

2006 STOCK-BASED INCENTIVE COMPENSATION PLAN

Pursuant to the power reserved to it in Section 11 of the Crown Holdings, Inc. 2006 Stock-Based Incentive Compensation Plan (the “2006 Plan”), the Board of Directors of Crown Holdings, Inc. hereby amends the 2006 Plan, effective July 28, 2010, as follows:

1.	Section 6.2 is hereby amended to read as follows:

“6.2 During the Deferral Period, no dividend shall be paid with respect to shares covered by a Deferred Stock Award and the Participant shall have no future right to any dividend declared during the Deferral Period.”

2.	Section 7.2 is hereby amended to read as follows:

“7.2 During the Restriction Period, the Participant shall have the right to vote shares of Restricted Stock. During the Restriction Period, no dividend shall be paid with respect to the number of shares covered by a Restricted Stock Award and the Participant shall have no future right to any dividend declared during the Restriction Period.”

*        *        *

To record the adoption of this Amendment No. 2 to the 2006 Plan, Crown Holdings, Inc. has authorized its officers to affix its corporate name and seal effective as of the date first written above.

[CORPORATE SEAL]		CROWN HOLDINGS, INC.

Attest:	/s/ Michael Rowley	By:	/s/ Timothy J. Donahue
	Assistant Secretary	Title:	Executive Vice President and Chief Financial Officer